EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned.

Name of Designated Filer: Churchill Sponsor II LLC

Date of Event Requiring Statement: June 17, 2022

Issuer Name: Skillsoft Corp. [SKIL]

CHURCHILL SPONSOR II LLC

/s/ Jay Taragin
Jay Taragin
Title: Authorized Signatory

M. KLEIN ASSOCIATES, INC.

/s/ Jay Taragin
Jay Taragin
Title: Authorized Signatory